EXHIBIT 10.7

SENSUS METERING SYSTEMS (BERMUDA 1) LTD.

SHAREHOLDERS AGREEMENT

Dated as of December 17, 2003

TABLE OF CONTENTS

(Not Part of Agreement)

i

EXHIBITS

Exhibit A	Shareholder Schedule

Exhibit B	Form of Resolute Subscription Agreement

Exhibit C	Form of Goldman Subscription Agreement

Exhibit D	Form of Amended and Restated Bye-Laws of the Company

Exhibit E	Form of Management Consulting Agreement

Exhibit F	Form of Proxy

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT, dated as of December 17, 2003 (this “Agreement”), is by and among Sensus Metering Systems (Bermuda 1) Ltd., a company organized under the laws of Bermuda (the “Company”), The Resolute SIE, L.P., a British Virgin Islands limited partnership (which, for the avoidance of doubt, shall be construed to be the partners as may from time to time constitute the partnership), The Resolute Fund Netherlands PV I, L.P., a Delaware limited partnership, The Resolute Fund Netherlands PV II, L.P., a Delaware limited partnership, The Resolute Fund NQP, L.P., a Delaware limited partnership, The Resolute Fund Singapore PV, L.P., a Delaware limited partnership, GS Capital Partners 2000, L.P., a Delaware limited partnership (“GS 2000”), GS Capital Partners 2000 Offshore, L.P., a Cayman Islands exempted limited partnership, GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, a Cayman Islands limited partnership, GS Capital Partners 2000 Employee Fund, L.P., a Delaware limited partnership and Goldman Sachs Direct Investment Fund 2000, L.P., a Delaware limited partnership.

W I T N E S S E T H:

WHEREAS, on the date hereof, the Company is authorized by its memorandum of association and Bye-Laws to issue an aggregate of 48,320,000 shares, consisting of (i) 40,000,000 class a common shares, par value U.S. $0.01 per share (the “Class A Common Shares”); (ii) 8,000,000 class b common shares, par value U.S. $0.01 per share (the “Class B Common Shares”); (iii) 160,000 series A redeemable preference shares, par value $0.01 per share (the “Series A Preference Shares”) and (iv) 160,000 preference shares of par value $0.01 per share (the “Preference Shares”) and each of the classes of Shares has the respective voting powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions set forth with respect thereto in the Bye-Laws; and

WHEREAS, as of the date hereof and after giving effect to the transactions contemplated hereby, the Shareholders (as defined below) will beneficially own the number of Shares as set forth in the Shareholder Schedule attached as Exhibit A hereto (the “Shareholder Schedule”);

WHEREAS, the Company has entered into the Resolute Investors Subscription Agreement, dated as of the date hereof and in substantially the form of Exhibit B attached hereto (as amended, restated or otherwise modified from time to time, the “Resolute Subscription Agreement”), by and among the Company and the Resolute Investors, pursuant to which the Resolute Investors are purchasing 26,000,000 Common Shares and 104,000 Series A Preference Shares;

WHEREAS, the Company has entered into the Goldman Subscription Agreement, dated as of the date hereof, between the Company and the Goldman Investors, in substantially the form of Exhibit C attached hereto (as amended, restated or otherwise modified from time to time, the “Goldman Subscription Agreement”), pursuant to which the Goldman Investors are purchasing 13,000,000 Common Shares and 52,000 Series A Preference Shares;

WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to set forth their respective rights and obligations in connection with their investment in the Company;

WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of certain shares of the Company, including issued and outstanding Common Shares and Series A Preference Shares, and to provide for certain rights and obligations in respect thereto as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

Certain Definitions

Section 1.1  As used in this Agreement, the following terms shall have the following respective meanings:

“Adverse Disclosure” shall mean public disclosure of material non-public information which, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.  For these purposes, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” shall have the meaning specified in Section 2.6.

“Agreement” shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Bermuda 2” shall have the meaning specified in Section 2.1(e).

“Bermuda 3” shall have the meaning specified in Section 2.1(e).

“Blue Sky” shall mean state securities regulation and requirements.

“Board of Directors” shall mean the Board of Directors of the Company, as duly constituted in accordance with this Agreement, or any committee thereof duly constituted in accordance with this Agreement, the Bye-laws and applicable law and duly authorized to make the relevant determination or take the relevant action.

“Breaching Drag-Along Shareholder” shall have the meaning specified in Section 4.7(d).

“Breaching Shareholder” shall have the meaning specified in Section 2.1(g).

“Business” means the business of providing the following products and services for metering and communication by or for utilities or residential/commercial submetering entities of water, gas, electricity and heat consumption by their customers:

(A)                              Residential Water Meters (Velocity, Positive Displacement, Piston or otherwise);

(B)                                Commercial / Industrial Water Meters (Turbine, Combination, Propeller, Irrigation, Fire Hydrant, Fire Service, or otherwise);

(C)                                Sub Meters - Water, Gas, Electric and Heat;

(D)                               Residential Gas Meters (Diaphragm and Ultrasonic);

(E)                                 Intermediate and Large Capacity Gas Meters (Diaphragm and Ultrasonic);

(F)                                 Turbine Gas Meters;

(G)                                Pressure Regulation Products;

(H)                               Correlative Natural Gas, Energy and Density Measurement Products;

(I)                                    Residential and Polyphase Solid State Electricity Meters;

(J)                                   Heat Meters (Velocity and Ultrasonic);

(K)                               Heat Integrators;

(L)                                 Bulk Hot Water Meters;

(M)                            Automatic Meter Reading Devices or Systems for any of the foregoing;

(N)                               Meter Test Equipment for any of the foregoing;

(O)                               Instrumentation for any of the foregoing;

(P)                                 Meter accuracy testing and recalibration services;

(Q)                               Project management services related to Metering and AMR activities; and the business of providing other products and services as follows:

(R)                                Pipe Repair, Pipe Tapping and Pipe Joining Products;

(S)                                 High Pressure, Low Porosity Aluminum Die Castings;

(T)                                Services to utilities related to the procurement, testing, repair and management of meter population; and

(U)                               Software applications sold, licensed or offered as a service to utilities and used to manage billing and meter data management for utilities and submetering entities.

“Bye-Laws” shall mean the Bye-Laws of the Company as amended and in effect on the date hereof, substantially in the form of Exhibit D hereto, and as hereafter further amended in accordance with the terms hereof and pursuant to applicable law.

“Change of Control” shall mean the occurrence of any of the following:  (a) the closing of any merger, amalgamation, combination, consolidation or similar business transaction involving the Company in which the holders of Common Shares immediately prior to such closing are not the holders, directly or indirectly, of a majority of the Voting Securities of the surviving or continuing Person in such transaction or its ultimate controlling Person immediately after such closing; (b) the closing of any sale or transfer by the Company or its Subsidiaries of all or substantially all of the Company’s assets to an acquiring Person in which the holders of

Common Shares immediately prior to such closing are not the holders of a majority of the Voting Securities of the acquiring Person or its ultimate controlling Person immediately after such closing; (c) the closing of any sale by the holders of Common Shares (other than any sale to a Permitted Transferee) of an amount of Common Shares that equals or exceeds a majority of the Common Shares issued and outstanding immediately prior to such closing to a Person in which the holders of the Common Shares immediately prior to such closing are not the holders of a majority of the Voting Securities of such Person or its ultimate controlling Person immediately after such closing.

“Class A Common Shares” shall have the meaning specified in the Recitals.

“Class B Common Shares” shall have the meaning specified in the Recitals.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Common Shares” shall mean, collectively, the Class A Common Shares and Class B Common Shares.

“Company” shall have the meaning specified in the Preamble.

“Credit Agreement” shall mean the Credit Agreement, dated as of December 17, 2003, among Sensus Metering Systems Inc., a Delaware corporation, LuxCo 2, Sensus Metering Systems (Bermuda 2) Ltd., a company organized under the laws of Bermuda, the Lenders (as defined therein), Credit Suisse First Boston, as administrative and collateral agent for the lenders as such agreement may be amended, waived or otherwise modified from time to time.

“Date of Delivery” means, for purposes of Article IV, the date that a particular notice is received or deemed to be received in accordance with Section 9.10.

“Demand Notice” shall have the meaning specified in Section 5.2(e).

“Demand Period” shall have the meaning specified in Section 5.2(d).

“Demand Registration” shall have the meaning specified in Section 5.2(a).

“Demand Registration Statement” shall have the meaning specified in Section 5.2(a).

“Demand Suspension” shall have the meaning specified in Section 5.2(g).

“Disposing Shareholder” shall have the meaning specified in Section 4.6(a).

“Drag-Along Buyer” shall have the meaning specified in Section 4.7(a).

“Drag-Along Notice” shall have the meaning specified in Section 4.7(a).

“Drag-Along Proxy Holder” shall have the meaning specified in Section 4.7(f).

“Drag-Along Shareholder” shall have the meaning specified in Section 4.7(a).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar federal statute.

“Executive Employment Agreements” means Employment and Non-Interference Agreements among Sensus Metering Systems, Inc., an indirect wholly-owned subsidiary of the Company, and each of Dan Harness and Peter Mainz having the terms and conditions described in the Offering Memorandum dated December 11, 2003 relating to the Notes issued pursuant to the Indenture.

“First Offer Price” shall have the meaning specified in Section 4.1(a).

“GAAP” shall mean the generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

“Goldman Directors” shall have the meaning set forth in Section 2.1(a)(ii).

“Goldman Investors” shall mean the Persons signatories to the Goldman Subscription Agreement and any Permitted Transferee of any of them who becomes a Shareholder in accordance with the terms hereof.

“Goldman Letter Agreement” means that certain letter agreement, dated the date hereof, among Sensus Metering Systems Inc., Goldman Sachs & Co., and The Jordan Company, L.P. relating to the Management Consulting Agreement.

“Goldman Subscription Agreement” shall have the meaning set forth in the Recitals.

“GS 2000” shall have the meaning specified in the recitals.

“Holder” means any holder of Registrable Securities who is a party hereto or who succeeds to rights here under this Agreement.

“Indebtedness” shall have the meaning set forth in the Credit Agreement.

“Indemnified Party” shall have the meaning specified in Section 9.4.

“Indenture” shall mean The Indenture, dated as of December 17, 2003, relating to the Senior Subordinated Notes of Sensus Metering Systems Inc., as such indenture may be amended, waived or otherwise modified from time to time.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  The amount of any

Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Loss” shall have the meaning specified in Section 5.7(a).

“LuxCo 1” shall mean Sensus Metering Systems (LuxCo 1) S.AR.L, a société en commandite par actions, organized and existing under the laws of the Grand-Duchy of Luxembourg.

“LuxCo 2” shall mean Sensus Metering Systems (LuxCo 2) S.AR.L, a société en commandite par actions, organized and existing under the laws of the Grand-Duchy of Luxembourg.

“Majority in Interest” means holders of Common Shares and Preferred Shares representing a majority of the aggregate purchase price paid for such Shares.

“Management Director” shall have the meaning set forth in Section 2.1(a)(iii).

“Management Consulting Agreement” shall mean the Management Consulting Agreement, of even date herewith, by and among The Jordan Company, L.P., a Delaware limited partnership, and the Company and its Subsidiaries substantially in the form attached hereto as Exhibit E, as amended, restated or otherwise modified from time to time.

“Management and Consultant Subscription Agreements” means Management Subscription Agreements and Consultant Subscription Agreements, pursuant to which certain directors, consultants, officers and employees of the Company may purchase after the date hereof but no later than March 31, 2004, up to 1,000,000 Common Shares and 4,000 Series A Preference Shares on the terms and conditions described in the Offering Memorandum dated December 11, 2003 relating to the Notes issued pursuant to the Indenture and such other terms (including, but not limited to, preemptive rights and drag-along rights) as are approved by the Board of Directors in accordance with this Agreement.

“Marketable Securities” shall mean securities that are traded on an established securities exchange or securities that are reported through an established over-the-counter trading system or otherwise traded over-the-counter.

“Material Adverse Change” shall mean (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a material change in national or international financial, political or economic conditions; and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Common Shares, (ii) causing the adoption of shareholders’ resolutions and amendments to the organizational documents of the Company, (iii) causing members of the Board of Directors (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or other or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“New Securities” shall have the meaning specified in Section 4.5(b).

“New Securities Notice” shall have the meaning specified in Section 4.5(c).

“Notice of Exercise” shall have the meaning specified in Section 4.1(b).

“Notice of Intention” shall have the meaning specified in Section 4.1(a).

“Offered Securities” shall have the meaning specified in Section 4.1(a).

 “Permitted Indebtedness” shall mean any indebtedness permitted under the Credit Agreement or the Indenture.

“Permitted Transferee” means (i) in the case of any Shareholder that is a partnership or limited liability company, any general or limited partner, member, or Affiliate of such Shareholder, (ii) in the case of any Shareholder that is a corporation, any Person that owns a majority of the voting stock of such Shareholder, or any Person that is a direct or indirect wholly-owned Subsidiary of such Shareholder, (iii) in the case of any Shareholder that is an individual, any successor by death or divorce, (iv) in the case of any individual, any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such individual’s spouse or lineal descendants provided, that such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of such shares, or (v) in the case of any Shareholder that is a trust whose sole beneficiaries are individuals, such individuals or their spouses or lineal descendants; provided, however, that a general partner, limited partner or member of a Shareholder shall not be a Permitted Transferee under clause (i) prior to a registered public offering meeting the standards set forth in Section 5.5 unless (a) such Person is an Affiliate of the transferring Shareholder or (b) the Transfer to such Person is required under the applicable partnership agreement or limited liability company agreement, as the case may be, and is made pro rata to all partners or members thereunder.

“Person” shall mean an individual, a corporation, company, limited liability company, association, partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

“Piggyback Registration” shall have the meaning specified in Section 5.3(a).

“Preemption Notice” shall have the meaning specified in Section 5.2(f).

“Preference Share” shall have the meaning specified in the first recital.

“Proposed Purchaser” shall have the meaning specified in Section 4.6(b).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Proxy Holder” shall have the meaning specified in Section 2.1(i).

“Public Offering” shall mean a public offering and sale of equity securities of the Company pursuant to an effective Registration Statement under the Securities Act.

“Purchase Agreement” shall mean the Stock Purchase Agreement, dated October 21, 2003, by and among the sellers identified therein, Invensys plc and IMS Meters Holdings, Inc.

“Purchase Offer” shall have the meaning set forth in Section 4.6(b).

“Registrable Securities” shall mean:

(a)                                all Common Shares issued and outstanding on the date hereof and now or hereafter owned of record by the Shareholders; and

(b)                                 any Common Shares issued or issuable by the Company in respect of any Common Shares referred to in the foregoing clause (a) by way of a share dividend, bonus issue,  or share split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, amalgamation, consolidation or other reorganization of the Company.

As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act or (iii) they shall have ceased to be outstanding.

“Registration Expenses” shall have the meaning specified in Section 5.6.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-8 or any successor form thereto.

“Resolute Directors” shall have the meaning specified in Section 2.1(a)(i).

“Resolute Investors” shall mean the Persons signatories to the Resolute Investor Subscription Agreement, and any Permitted Transferee of any of them who becomes a Shareholder in accordance with the terms hereof.

“Resolute Subscription Agreement” shall have the meaning specified in the Recitals.

“Restricted Share Plan” means a restricted share plan to be adopted by the Company permitting issuance of restricted shares for up to 5% of the issued and outstanding Common Shares and  having substantially the terms described in the Offering Memorandum, dated December 11, 2003 relating to the Notes issued pursuant to the Indenture and such other terms as are approved by the Board of Directors in accordance with this Agreement.

“Sale Proposal” shall have the meaning specified in Section 4.1(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” shall mean, as of any date, the U.S. Securities Act of 1933, as amended, or any similar federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute and the rules and regulations thereunder.

“Selling Shareholder” shall have the meaning specified in Section 4.1(a).

“Series A Preference Shares” shall have the meaning specified in the Recitals.

“Shareholder” shall mean any of the Resolute Investors and the Goldman Investors and any Permitted Transferee of any such Person or other transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

“Shareholder Schedule” shall have the meaning specified in the Recitals.

“Shares” shall mean (a) the Common Shares and the Series A Preference Shares issued and outstanding at the date hereof, and (b) any Common Shares, Series A Preference Shares or other shares of the Company hereafter acquired by any Shareholder, including pursuant to Article IV of this Agreement, or pursuant to any convertible security, option, warrant or other right to acquire Common Shares, Series A Preference Shares, Preference Shares or other shares of the Company, whether or not held by them as of the date hereof.

“Shelf Period” has the meaning set forth in Section 5.1(b).

“Shelf Registration” means a registration effected pursuant to Section 5.1.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 5.1(c).

“Subsidiary” shall mean as to any Person any other Person of which outstanding shares, shares of stock or other equity interests having, voting power (other than shares, stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other comparable governing body of such Person are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

“Tag Along Securities” shall have the meaning specified in Section 4.6(a).

“Transaction Agreements” shall mean this Agreement, the Resolute Subscription Agreement, the Goldman Subscription Agreement, and any agreements related to any of the foregoing, each as in effect on the date hereof or as subsequently amended, restated or otherwise modified with the consent required pursuant to Section 2.5(a).

“Transfer” shall have the meaning set forth in Section 3.1.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Voting Securities” shall mean shares, stock or other equity interests in any Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

“Voting Shares” shall mean shares of the Company of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

Section 1.2  Other Interpretive Provisions.  (a)  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)                                  The term “including” is not limiting and means “including without limitation.”

(d)                                 The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)                                  Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

Corporate Governance

Section 2.1  Board of Directors.  (a) The Shareholders hereby agree that at all times after the date hereof, the Board of Directors of the Company shall consist of not less than three (3) nor more than ten (10) members.  Promptly after the date hereof, the Shareholders shall take all Necessary Actions to elect or appoint, or to cause the Board of Directors to approve and appoint, the designees described below to be members of the Company’s Board of Directors:

(i)                                     four (4) individuals designated by the Resolute Investors (the “Resolute Directors”), which Resolute Directors initially shall be Jonathan F. Boucher, John W. Jordan II, David W. Zalaznick, and Thomas H. Quinn;

(ii)                                  subject to Section 2.1(b), two (2) individuals designated by GS 2000 (the “Goldman Directors”) which Goldman Directors initially shall be Douglas Londal and Gerald Cardinale; and

(iii)                               one (1) individual mutually designated by the Resolute Investors and GS 2000 who shall be a member of the management of the Company and/or its Subsidiaries (the “Management Director”), which Management Director initially shall be Dan Harness; provided, however, in the event that (x) the Management Director ceases to be employed by the Company or its Subsidiaries for any reason or (y) the Company shall exercise its repurchase rights with respect to the Shares owned by the Management Director pursuant to a Management and Consultant Subscription Agreement, then the Shareholders shall promptly take all Necessary Actions to cause the resignation or removal of the Management Director and elect or cause the Board of Directors to approve and appoint, an individual mutually designated by GS 2000 and the Resolute Investors then employed by the Company or its Subsidiaries.

(b)                                 If, at any time after the date hereof, the Goldman Investors own less than fifty percent (50%) of each of the number of Common Shares and the number of Series A Preference Shares owned by the Goldman Investors as of the date hereof (as adjusted pursuant to any share splits, reverse share splits, share dividends, recapitalizations or other similar events), then GS 2000 shall be entitled to designate one (1) individual as a director under Section 2.1(a)(ii).  If at any time after the date hereof, the Goldman Investors own less than twenty-five percent (25%) of each of the number of Common Shares and the number of Series A Preference Shares owned by the Goldman Investors as of the date hereof (as adjusted pursuant to any share splits, reverse share splits, share dividends, recapitalizations or other similar events), then GS 2000 will not be entitled to designate any directors under Section 2.1(a)(ii).

(c)                                  Each Shareholder hereby agrees to vote all Voting Shares owned or held of record by such Shareholder at each annual or special meeting of Shareholders of the Company at which Directors of the Company are to be elected, in favor of, or to take all actions by written consent in lieu of any such meeting as are necessary, or other Necessary Action, to cause, the election as members of the Board of Directors of those individuals described in Section 2.1 in accordance with, and to otherwise effect the intent of, the provisions of Section 2.1.  A Director may be removed from the Board of Directors only by the Shareholders entitled to designate such Director pursuant to this Article II or pursuant to Section 2.1(b)(i);

(d)                                 The appointment or nomination of any individual to the Board of Directors, other than the Resolute Directors and Goldman Directors, shall be subject to the approval of a majority of the Resolute Directors and Goldman Directors and, unless agreed otherwise by GS 2000 and the Resolute Investors, shall not be an Affiliate of any Goldman Investor or Resolute Investor.  Except as provided in this Section 2.1, directors shall be elected by a plurality of the votes cast at annual meetings of Shareholders, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.  Any director may resign at any time upon notice to the Company.  Directors need not be Shareholders.

(e)                                  The Company shall take all Necessary Action to cause the persons constituting the Board of Directors to be appointed as the sole members of the board of directors of Sensus Metering Systems (Bermuda 2) Ltd., a company organized under the laws of Bermuda (“Bermuda 2”), Sensus Metering Systems (Bermuda 3) Ltd., a company organized under the laws of Bermuda (“Bermuda 3”) and Sensus Metering Systems Inc., a Delaware corporation.

(f)                                    The Company or Sensus Metering Systems Inc. as the case may be, shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board, the board of directors of the Company’s Subsidiaries and any committees thereof, including without limitation travel, lodging and meal expenses.

(g)                                 If any Shareholder fails to vote its Voting Shares or to provide a written consent in accordance with the terms of Section 2.1 (each such Shareholder, a “Breaching Shareholder”), the Shareholders and the Company shall take such action as is necessary in accordance with the Bye-laws of the Company and Bermuda law to convene a general meeting or to circulate written resolutions, the purpose of which will be to propose for approval of the Shareholders such actions as are necessary in order to ensure compliance with the provisions of Section 2.1 including, without limitation, the removal of a director elected or appointed in contravention of Section 2.1.

(h)                                 Solely for purposes of Section 2.1 and in order to secure the performance of each Shareholder’s obligations under Section 2.1, each Shareholder hereby: (i) appoints each Proxy Holder (as defined in Section 2.1(i)) acting severally the attorney-in-fact of such Shareholder (with full power of substitution) for the purpose of signing written resolutions circulated pursuant to Section 2.1(g) on behalf of such Shareholder; and (ii) agrees on the date hereof to grant a proxy to each Proxy Holder in the form attached hereto as Exhibit F for the purpose of voting the Voting Shares held by such Shareholder at a general meeting convened pursuant to Section 2.1(g).  Each Shareholder acknowledges and agrees that the power of attorney granted by such Shareholder pursuant to this Section 2.1 is coupled with an interest and is irrevocable, and that the proxy to be granted pursuant to this Section 2.1 shall be coupled with an interest and shall be irrevocable.

(i)                                     For purposes of Section 2.1, each “Proxy Holder” shall be an individual nominated for this purpose by any Shareholder whose designees to the Board were required to be approved by a Breaching Shareholder pursuant to Section 2.1, and whose designees were not so approved.

(j)                                     Each Shareholder agrees to take such further action and to execute such other instruments as may be necessary to effect the appointment of attorneys-in-fact and proxies pursuant to this Section 2.1, and each Breaching Shareholder hereby revokes any power of attorney or proxy previously granted by it with respect to the matters set forth in Section 2.1 for purposes of, respectively, any written resolutions circulated or any general meeting convened pursuant to Section 2.1(g).  Notwithstanding the foregoing, the power of attorney and the proxy granted pursuant to this Section 2.1 shall terminate upon the termination of Article II in accordance with its terms.

Section 2.2  Vacancies.  In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any member of the Board of Directors, or for any other reason there shall exist or occur any vacancy on the Board of Directors, each Shareholder hereby agrees to take such actions as will result in the election or appointment as a director of an individual designated or elected to fill such vacancy and serve as a director by the Shareholders that had, pursuant to Section 2.1(a), designated or elected the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors.  During the period, from the time the vacancy is created until a new director is designated pursuant to Section 2.1(a), the remaining Resolute Directors, if such vacancy is for a Resolute Director, the remaining Goldman Director, if such vacancy is for a Goldman Director, or the remaining Resolute Directors and Goldman Directors, jointly, if such vacancy is for the Management Director may appoint a replacement to act as a director until a new director is duly elected.

Section 2.3  Covenant to Vote.  Each Shareholder hereby agrees to take all Necessary Action to call, or cause the Company and the appropriate officers and directors of the Company to call, an annual meeting (and when circumstances so require, a special meeting) of Shareholders of the Company and to vote all Voting Shares owned or held of record by such Shareholder at any such meeting and at any other annual or special meeting of Shareholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, this Article II.

Section 2.4  Restrictions On Other Agreements.  No Shareholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Shares nor shall any Shareholder enter into any other agreements or arrangements of any kind with any Person with respect to the Shares on terms which conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Shareholders, holders of Shares that are not parties to this Agreement or otherwise), including but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Shares inconsistent herewith.

Section 2.5  Matters Requiring Super-Majority Approval.

(a)                                  The Shareholders shall take all Necessary Action to cause the Company not to take, and the Company shall not take, and shall take all Necessary Action to cause the Company’s Subsidiaries not to take, any of the following actions without the affirmative vote or written consent of a majority of each of the Resolute Directors and Goldman Directors, respectively:

(i)                                     the appointment of, or the approval of the retention, termination or change (including a change in responsibilities) of the Chief Executive Officer and the Chief Financial Officer (or officers with substantially equivalent responsibilities) and the determination of or any change to salaries, wages, fringe benefits or other compensation payable or to become payable to such officer (including any such increase pursuant to any bonus, severance, termination, pension, profit-sharing or other plan or commitment); it being acknowledged that the Goldman Directors and the Resolute Directors approve of the retention of each of Dan Harness and Peter Mainz as of the date hereof as Chief Executive Officer and Chief Financial Officer of the Company, respectively;

(ii)                                  the sale by the Company of shares pursuant to a registration statement (other than a registration statement on Form S-8, or any successor form thereto) that is filed and declared effective under the Securities Act;

(iii)                               any merger, amalgamation, combination, consolidation or similar business transaction involving the Company in which the holders of Common Shares immediately prior to such closing are not the holders, directly or indirectly, of a majority of the Voting Securities of the surviving or continuing Person in such transaction or its ultimate controlling Person immediately after such closing;

(iv)                              any sale or transfer by the Company of all or substantially all of its assets to an acquiring Person in which the holders of Common Shares immediately prior to such closing are not the holders of a majority of the Voting Securities of the acquiring Person or its ultimate controlling Person immediately after such closing;

(v)                                 subject to Section 7.3(a)(i), the incurrence of any Indebtedness other than Permitted Indebtedness;

(vi)                              the acquisition or disposition of assets, in a transaction or a series of related transactions, in excess of $15,000,000, whether through merger, amalgamation consolidation, share exchange, business combination or otherwise;

(vii)                           the making of any Investment, including in the capital stock, capital shares or other securities of another Person, other than in a wholly-owned Subsidiary, or the entering into, the amendment of or the modification of, any joint venture, partnership or other similar arrangements, in each such case, providing for payments in excess of $5,000,000;

(viii)                        the authorization, issuance or repurchase of shares, options, warrants or other rights (including “phantom” share or share appreciation rights) relating to equity securities, or the allotment of unissued shares or rights or options to or in respect of shares, or, the variation of any rights attaching to issued or unissued shares, other than pursuant to the Restricted Share Plan or pursuant to the Management and Consultant Subscription Agreements, the Resolute Subscription Agreement or the Goldman Subscription Agreement;

(ix)                                the declaration of dividends or distributions of any kind other than distributions or dividends among any of its wholly-owned Subsidiaries and the Company and on the Series A Preferred Shares or other series of preference shares issued in accordance with this Agreement;

(x)                                   any voluntary liquidation, bankruptcy, dissolution, recapitalization, reorganization, or assignment to its creditors, or any similar transaction;

(xi)                                the entering into of the Management and Consultant Subscription Agreements, entering into either of the Executive Employment Agreements, the adoption of the Restricted Share Plan and any material amendments thereto;

(xii)                             the makings or commitment to make, capital expenditures relating to a project in excess of $7,500,000 other than any such commitment or expenditure contained in the Company’s annual budget if the Goldman Directors voted affirmatively for the adoption of such annual budget;

(xiii)                          the settlement of any litigation, arbitration, or administrative proceeding for an amount in excess of $7,500,000;

(xiv)                         any material amendment or the modification of, or any supplement to, or any material change to or waiver of the Credit Agreement which permits the borrowing of additional indebtedness under the Credit Agreement or which changes the material economic and financial terms of the Credit Agreement or any amendment or the modification of, or any supplement to, the Indenture;

(xv)                            the amendment of, or any change to or waiver of the provisions of, the (x) organizational documents of the Company or any of its Subsidiaries, in a manner that is adverse to the Goldman Investors and which is not pro rata to all other holders of Shares of the class or series held by the Investors and affected by such amendment or waiver or (y) any Transaction Agreement in a manner that is material and adverse to the Goldman Investors; or

(xvi)                         the entering into of any line of business not conducted by the Company or its Subsidiaries as of the date hereof, including the Business, other than any line of business that is complimentary, ancillary, similar or incidental to the Business.

(b)                                 If at any time after the date hereof, the Goldman Investors own less than fifty percent (50%) of each of the Common Shares and Series A Preference Shares owned by the Goldman Investors as of the date hereof (as adjusted pursuant to any share splits, reverse share splits, share dividends, recapitalizations or other similar events), then the items set forth in Section 2.5(a) shall not require the consent of the Goldman Directors.

Section 2.6  Additional Management Provisions.

(a)                                  Unless approved by a majority of each of the Goldman Directors and the Resolute Directors, the parties hereto agree that, on or after the date hereof, the Company shall not enter into, or permit any of it Subsidiaries to enter into, any agreement or transaction, directly or indirectly, with a Shareholder or any of its Affiliates (each of the foregoing an “Affiliate Transaction”) other than a Permitted Affiliate Transaction.  As used herein, “Permitted Affiliate Transaction” shall mean (a) any Affiliate Transaction of aggregate value less than $5.0 million that is conducted in good faith on terms that are no less favorable to the Company or the relevant Subsidiary of the Company than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person that has been approved by a majority of the members of the Board of Directors who do not have any direct or indirect interest in, and are not Affiliated with any Person that has a direct or indirect interest in, such Affiliate Transaction, (b) subject to Section 2.5(a)(i), any employment agreement, including the Executive Employment Agreements, entered into by the Company or any of its Subsidiaries in the ordinary course of business with the approval of the Board of Directors of the Company, (c) transactions between or among the Company and/or its wholly owned Subsidiaries, (d) payments pursuant to the Management Consulting Agreement, (e) reasonable directors’ fees not to exceed $20,000 per director per year, reimbursements for reasonable and customary out-of-pocket expenses incurred in the performance of a director’s duties, and awards issued pursuant to the Restricted Share Plan, provided that the Resolute Directors and Goldman Directors shall not receive any directors’ fee or restricted share awards and provided further that management directors shall receive no additional compensation for service as directors, (f) payments to directors and officers of the Company or any of its Subsidiaries pursuant to customary rights of indemnification provided in the memorandum of association and by-laws or other charter documents of, or indemnification agreements with, the Company or any of its Subsidiaries, provided that such indemnification is otherwise consistent with applicable law, (g) management share and option repurchases pursuant to the Management and Consultant Subscription Agreements and the Restricted Share Plan, (h) entering into, and making payments under, the Resolute Subscription Agreement, the Goldman Subscription Agreement, the Management and Consultant Subscription Agreements, the Credit Agreement and the agreements related thereto, the Indenture and the agreements related thereto, the Management Consulting Agreement, the Goldman Letter Agreement and the Restricted Share Plan, and (i) any transactions involving the Company or any of its Subsidiaries, on the one hand, and any nationally recognized commercial or investment bank or any of its Affiliates, on the other hand, in connection with the transactions contemplated by the Stock Purchase Agreement, the execution of the Credit Agreement and any amendment, modification, supplement, extension, refinancing, replacement and other transactions related thereto, or any management, financial advisory, financing, underwriting or placement services or any other investment banking, capital markets, banking or similar services, which transactions, in the reasonable determination of a majority of the members of the Board of Directors disinterested with respect to such transaction, are on commercially reasonable terms.

(b)                                 GS 2000 and the Resolute Investors shall each have the right to have at least one of its designated directors on any committee formed of the board of directors of the Company, Bermuda 2, Bermuda 3 and Sensus Metering Systems Inc. or any committee established by the Company pursuant to the Bye-Laws.

(c)                                  Each Shareholder agrees and acknowledges that the directors designated by the Goldman Investors and the Resolute Investors may share confidential, non-public information about the Company and its subsidiaries with the Goldman Investors and the Resolute Investors, respectively, subject to applicable law.

(d)                                 The Shareholders hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that when the Goldman Investors and/or the Resolute Investors take any action under this Agreement to give or withhold its consent, the Goldman Investors and/or the Resolute Investors, as applicable, shall have no duty (fiduciary or other) to consider the interests of the Company or the other Shareholders and may act exclusively in its own interest and shall have only the duty to act in good faith; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

(e)                                  The Shareholders shall take all Necessary Action to ensure that the Bye-Laws do not, at any time, conflict with the provisions of this Agreement.

(f)                                    The Company shall use commercially reasonable efforts to obtain after the date hereof, and maintain, at its sole cost and expense, with financially sound and reputable insurers and on terms and conditions satisfactory to the Goldman Investors and the Resolute Investors, directors’ and officers’ liability insurance which provides at least $10 million in coverage for the sole benefit of the directors of the Company, Bermuda 2, Bermuda 3 and Sensus Metering Systems Inc.

(g)                                 The Shareholders and the Company agree to take all Necessary Action to adopt a policy by March 31, 2004 to ensure (i) that the Company and its Subsidiaries act in compliance with all applicable laws or international mandates relating to export control, trade embargoes and economic and trade sanctions and (ii) the Company, its Subsidiaries and their respective directors, officers, agents or employees, and any other Person associated with or acting for or on behalf of the Company or its Subsidiaries does not enter into any contract or agreement to conduct any transaction with any Person based or resident in Cuba, Iran, Libya, North Korea or Sudan, or any agent or representative of such Person.

(h)                                 The Shareholders and the Company agree to take all Necessary Action to adopt a code of corporate ethics and governance applicable to the Board of Directors and the boards of directors  of its Subsidiaries and audit committee charter.

ARTICLE III

Transfers of Shares

Section 3.1  Restrictions on Transfer.  Each Shareholder agrees that such Shareholder will not, directly or indirectly, whether by operation of law or otherwise, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment, charge or pledge of) any Shares or any rights or interests therein (collectively, a “Transfer”), except (a) as provided in Section 3.2; or (b) in accordance with Article IV.  In addition to the other restrictions noted in this Article IV, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its

Shares except as permitted under the Securities Act and other applicable securities laws, including the laws of Bermuda.

Section 3.2  Exceptions to Restrictions.  (a) The provisions of Section 3.1 and Article IV shall not apply to any of the following Transfers:

(i)                                     From any of the Resolute Investors to any of their Permitted Transferees.

(ii)                                  From any Goldman Investor to any of its Permitted Transferees.

(iii)                               Subject to Section 2.5, pursuant to a Public Offering or pursuant to Rule 144 under the Securities Act.

(iv)                              From any Shareholder to any Person pursuant to Sections 4.6 and 4.7.

(v)                                 Subject to Section 2.5(a)(i), from any Shareholder to the Company.

(b)                                 Transfer to Permitted Transferees.  Subject to the provisions of Section 3.4 and Section 3.3(b), each Permitted Transferee of any Shareholder to which Shares are Transferred shall, and such Shareholder shall cause such Permitted Transferee to, Transfer back to such Shareholder (or to another Permitted Transferee of such Shareholder) any Shares it owns if such Permitted Transferee ceases to be a Permitted Transferee of such Shareholder.

Section 3.3  Endorsement of Certificates.

(a)                                  Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the Securities Act and applicable state securities laws, all certificates, if any, representing issued and outstanding Common Shares and Series A Preference Shares shall be endorsed at all times prior to any Public Offering of such shares or sale of such shares pursuant to Rule 144 under the Securities Act as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A SHAREHOLDERS AGREEMENT, DATED DECEMBER 17, 2003 AMONG THE COMPANY AND ITS SHAREHOLDERS.  REFERENCE ALSO IS MADE TO THE RESTRICTIVE PROVISIONS OF THE BYE-LAWS OF THE COMPANY.  COPIES OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND MAY BE OBTAINED FROM THE ASSISTANT SECRETARIES OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH BERMUDA LAW AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

At the request of the Shareholder, the Company shall remove the legend referring to the Securities Act from the certificates representing its Shares and upon the earliest of the following events:  (i) when such Shares are Transferred in a public offering under the Securities Act; (ii) when such Shares are Transferred pursuant to Rule 144 under the Securities Act; or (iii) when such Shares are Transferred in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such capital shares without registration thereunder.  The Company covenants that it shall keep a copy of this Agreement on file for the purpose of furnishing copies to the holders of record of Shares.  At the request of the Shareholder, the Company shall remove the legend referring to the Shareholders Agreement and any applicable Subscription Agreement at such time as such Agreements no longer restrict the Transfer of the Shares.

(b)                                 Except as otherwise expressly provided in this Agreement, all certificates, if any, representing Shares hereafter issued to or acquired by any of the Shareholders or their successors hereto shall bear the legends set forth above, and the Shares represented by such certificates shall be subject to the applicable provisions of this Agreement.  The rights and obligations of each party hereto shall inure to and be binding upon each transferee to whom Shares are Transferred by any party hereto, except for Transfers described in Section 3.2(a)(iii).  Prior to consummation of any Transfer, such party shall cause the transferee to execute a counterpart to this Agreement, at which time the Company shall revise the Shareholder Schedule as may be necessary or appropriate.  Any Shareholder wishing to Transfer Shares shall give written notice to the Company prior to any transfer (whether or not to a Permitted Transferee) of any Shares.

Section 3.4  Transfers to Competitors; Other Transfers.  Notwithstanding Sections 3.1 and 3.2 and Article IV, and except as provided in Section 4.7,

(a)                                  no Shareholder will Transfer any Shares to any person that competes, directly or indirectly, with the Business and which derives at least $25,000,000 or 10% of its revenues from the competitive business; and

(b)                                 no Shareholder shall be entitled to Transfer its Shares at any time if such Transfer would:

(i)                                     violate the Securities Act, or any state (or other applicable) securities or “Blue Sky” laws applicable to the Company or the Shares;

(ii)                                  cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time; or

(iii)                               be a “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code.

(c)                                  The Resolute Investors shall not Transfer Shares if such Transfer (x) causes a Change of Control and (y) results in a third party or two or more third parties which are not Permitted Transferees of the Resolute Investors and that are acting in concert as a “group” (for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) to hold a majority of the Voting Securities of the Company without the consent of the Goldman Directors for so long as the Goldman Directors have rights under Section 2.5 hereof.

Section 3.5  Improper Transfer.  Any attempt to Transfer or encumber any Shares not in accordance with this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its Shares records.

ARTICLE IV

Rights of First Offer; New Securities;
Tag Along Rights; Drag Along Rights

Section 4.1  Transfers by a Shareholder.

(a)                                  Except for Transfers permitted by Section 3.1 or 3.2, if at any time any Shareholder shall desire to sell any Common Shares or Series A Preference Shares owned by such Shareholder (such Shareholder desiring to sell shares of such Shares being referred to herein as a “Selling Shareholder”), then such Selling Shareholder shall deliver written notice of its desire to sell such Shares (a “Notice of Intention”), accompanied by a copy of a proposal relating to such sale (the “Sale Proposal”), to each of the other Shareholders and to the Company, setting forth such Selling Shareholder’s desire to make such sale (which shall be for cash only), the number and class of Common Shares or Series A Preference Shares proposed to be Transferred (the “Offered Securities”) and the price at which such Selling Shareholder proposes to sell the Offered Securities (the “First Offer Price”) and other terms applicable thereto.

(b)                                 Upon receipt of the Notice of Intention, the Company and the other Shareholders shall then have the right to purchase at the First Offer Price and on the other terms specified in the Sale Proposal all or, subject to Section 4.1(d), any portion of the Offered Securities in the following order of priority:  (i) if the Selling Shareholder is a Resolute Investor, the other Resolute Investors shall have the first right to purchase the Offered Securities allocated on a pro rata basis among those of the Resolute Investors so electing to purchase on the basis of the respective number of shares of the same class or series of the Offered Securities owned by such Resolute Investors (or in such other proportion as such Resolute Investors may agree), thereafter, the Company shall have the right to purchase the Offered Securities, thereafter, the Goldman Investors shall have the right to purchase the Offered Securities allocated on a pro rata basis among those of the Goldman Investors so electing to purchase on the basis of the respective number of shares of the same class or series of the Offered Securities owned by such Goldman Investors (or in such other proportion as such Goldman Investors may agree), and thereafter, all other Shareholders shall have the right to purchase the Offered Securities allocated on a pro rata basis among the Shareholders so electing to purchase on the basis of the respective number of shares of the same class or series of the Offered Securities owned by such Shareholders (or in such other proportions as such other Shareholders may agree); and (ii) if the Selling Shareholder is a Goldman Investor, the other Goldman Investors shall have the first right to purchase the Offered Securities allocated on a pro rata basis among those of the Goldman Investors so electing to purchase on the basis of the respective number of shares of the same class or series of the Offered Securities owned by such Goldman Investors (or in such other proportion as such Goldman Investors may agree), thereafter, the Company shall have the first right to purchase the Offered Securities, thereafter, the Resolute Investors, shall have the right to purchase the Offered Securities allocated on a pro rata basis among those of the Resolute Investors so electing to purchase on the basis of the respective number of shares of the same class or series of the Offered Securities owned by such Resolute Investors (or in such other proportion as such Resolute Investors may agree), and thereafter, all other Shareholders shall have the right to purchase the Offered Securities allocated on a pro rata basis among the Shareholders so electing to purchase on the basis of the respective number of shares of the same class or series of the Offered Securities owned by such Shareholders (or in such other proportion as such other Shareholders may agree).  The rights of the Shareholders and the Company pursuant to this Section 4.1(b) shall be exercisable by the delivery of notice to the Selling Shareholder (the “Notice of Exercise”), within 30 calendar days from the Date of Delivery of the Notice of Intention.  The Notice of Exercise shall state the total number of shares of the Offered Securities such Shareholder (or the Company) is willing to purchase without regard to whether or not other Shareholders purchase any shares of the Offered Securities.  A copy of such Notice of Exercise shall also be delivered by each Shareholder to the Company and each other Shareholder.  The rights of the Shareholders and the Company pursuant to this Section 4.1(b) shall terminate if no Notice of Exercise is delivered within 30 calendar days after the Date of Delivery of the Notice of Intention.

(c)                                  Subject to Section 4.1(d), in the event that the Shareholders or the Company exercise their rights to purchase Offered Securities in accordance with Section 4.1(b), then the Selling Shareholder must sell the Offered Securities to such Shareholders (or, as the case may be, the Company) in accordance with Section 4.3.  If the Shareholders collectively request to purchase more than the amount of Offered Securities, then, subject to the priorities established in Section 4.1(b), such Shareholders will be allocated such Offered Securities based upon the priorities set forth in Section 4.1(b) and then on a pro rata basis among those Shareholders electing to purchase on the basis of the respective number of shares of the same class or series of the Offered Securities owned by such Shareholders (or in such other proportion as such Shareholders may agree).

(d)                                 Notwithstanding the foregoing provisions of this Section 4.1, unless the Selling Shareholder shall have consented to the purchase of less than all of the Offered Securities, no Shareholder or Shareholders nor the Company may purchase any Offered Securities hereunder unless all of the Offered Securities are to be so purchased.

(e)                                  For purposes of this Article IV, any Person who has failed to give notice of the election of an option hereunder within the specified time period will be deemed to have waived its rights on the day after the last day of such period.

(f)                                    Subject to Section 2.5, each of the Resolute Investors and the Goldman Investors in its capacity only as a shareholder (i) agrees and acknowledges that the Company may purchase or acquire Common Shares pursuant to Section 4.1(b) hereof and (ii) approves such purchases and acquisitions, and waives any objection or claim relating thereto, whether against the Company, the Board of Directors or otherwise.

Section 4.2  Transfer of Offered Shares to Third Parties.  If all notices required to be given pursuant to Section 4.1 by a Selling Shareholder have been duly given and the Shareholders and the Company do not exercise their respective options to purchase all of the Offered Securities at the First Offer Price and the Selling Shareholder does not desire to sell less than all the Offered Securities or if with the consent of the Selling Shareholder, the other Shareholders and the Company purchase less than all of the Offered Securities pursuant to the provisions hereof, then in either such event the Selling Shareholder shall have the right, subject to compliance by the Selling Shareholder with the provisions of Sections 3.3 and 3.4 hereof, for a period of 120 calendar days from the earlier of (i) the expiration of the other Shareholders’ or Company’s rights to purchase such Shares pursuant to Section 4.1 with respect to such Sale Proposal or (ii) the date on which such Selling Shareholder receives notice from all of the other Shareholders and the Company that they will not exercise in whole or in part the rights granted pursuant to Section 4.1, to sell to any third party all (but not less than all) of the Offered Securities remaining unsold at a price of not less than 95% of the First Offer Price, and on the other terms specified in the Sale Proposal.

Section 4.3  Purchase of Offered Shares.  The consummation of any purchase and sale pursuant to Section 4.1 shall take place on such date, not later than 30 calendar days after the expiration of the option period pursuant to Section 4.1 with respect to such option, as the Selling Shareholder shall select, subject to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.  Prior to the date selected by the Selling Shareholder, the purchasers shall execute an agreement in form and substance reasonably satisfactory to the Selling Shareholder and on the terms specified in the Sale Proposal.  Upon the consummation of any such purchase and sale, the Selling Shareholder shall transfer the Offered Securities with instruments of transfer duly executed by the Selling Shareholder free and clear of any liens, against delivery of the First Offer Price, payable in the manner specified in Section 4.1(a).

Section 4.4  Waiting Period with Respect to Subsequent Transfers.  In the event that the Shareholders and the Company do not exercise their options to purchase all of the Offered Securities, and the Selling Shareholder shall not have sold the remaining Offered Securities to a third party for any reason before the expiration, as applicable, of the 120-day period described in Section 4.2, then such Selling Shareholder shall again be subject to the provisions of Section 4.1.

Section 4.5  Right of First Refusal for New Securities.

(a)                                  The Company hereby grants to each of the Shareholders a right of first refusal to purchase New Securities (as defined below) which the Company may, from time to time, propose to issue and sell.  Such right of first refusal shall allow each Shareholder to purchase its pro rata share based on its percentage ownership of the New Securities proposed to be issued, determined with reference to the percentage ownership of each Shareholder before the proposed issuance of New Securities.  In the event a Shareholder does not purchase any or all of its pro rata share based on its percentage ownership of New Securities, the remaining Shareholders shall each have the right to purchase its pro rata share based on its percentage ownership of such unpurchased New Securities until all of the New Securities are purchased or until no other Shareholder desires to purchase any more New Securities.  The right of first refusal granted hereunder shall terminate if unexercised within 30 calendar days after receipt of the New Securities Notice described in Section 4.5(c) below.

(b)                                 “New Securities” shall mean any authorized but unissued capital shares, or debt securities, of the Company, and all rights, options or warrants to purchase shares, and securities of any type whatsoever that are, or may become, convertible into, or exchangeable for, shares of capital shares or debt securities of the Company; provided, however, that the term “New Securities” does not include (i) securities issued pursuant to the acquisition of another corporation by the Company by merger, amalgamation, purchase of all or substantially all of the assets or other reorganization whereby the Company shall become the owner of 50% or more of the voting power of such corporation; (ii) Common Shares issued in connection with any pro rata share split or share dividend or bonus issue of the Company; (iii) Common Shares issued pursuant to any Public Offering; (iv) Common Shares issued to a member of the Management of the Company employed by the Company subsequent to the date hereof under any incentive plan approved by the Board of Directors or upon exercise of restricted stock awards granted under any incentive plan approved by the Board of Directors, including the Restricted Share Plan; or (v) Common Shares issued pursuant to the Management and Consultant Subscription Agreements, Resolute Subscription Agreement and Goldman Subscription Agreement.

(c)                                  In the event the Company proposes to undertake an issuance of New Securities, it shall promptly give each Shareholder written notice (“New Securities Notice”) of its intention, describing the class and number of securities intended to be issued as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms and conditions upon which the Company proposes to issue the same.  Each Shareholder shall have 30 calendar days from the Date of Delivery of the New Securities Notice to determine whether to purchase all or any portion of the Shareholder’s pro rata share based on its percentage ownership of such New Securities for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(d)                                 The Company shall have 120 days from the expiration of the period set forth in Section 4.5(c) to issue, sell or exchange all or any part of such New Securities which Shareholders have not elected to purchase, but only upon the terms and conditions set forth in the New Securities Notice.

Section 4.6  Right to Join in Sale.

(a)                                  In addition to the requirements imposed by Section 4.1, if any Shareholder proposes to Transfer (each, a “Disposing Shareholder”) (other than Transfers permitted pursuant to Section 3.2(a)(i),(ii) or (v)), its or their issued and outstanding Common Shares, Series A Preference Shares, or securities convertible into, or exchangeable or exercisable for Common Shares or Series A Preference Shares at the right of the holder (the “Tag-Along Securities”), such Shareholder shall refrain from effecting such transaction or transactions unless, prior to the consummation thereof, the other Shareholders who are holders of the same class or series of shares as the Tag-Along Securities that are proposed to be Transferred, shall have been afforded the opportunity to join in such transaction or transactions on a pro rata basis, as hereinafter provided.

(b)                                 Prior to consummation of any proposed Transfer of shares of the Tag-Along Securities described in Section 4.6(a), the Disposing Shareholder or Shareholders shall cause the person or group that proposes to acquire such shares (the “Proposed Purchaser”) to offer (the “Purchase Offer”) in writing to each other Shareholder who holds the same class or series of shares as the Tag-Along Securities owned or acquirable by such Shareholder, such that the number of Tag-Along Securities so offered to be purchased from such Shareholder shall be equal to the product of (i) the total number of shares of the same class or series of shares as the Tag-Along Securities then owned by such Shareholder multiplied by (ii) a fraction, the numerator of which is the aggregate number of shares of the same class or series of shares as the Tag-Along Securities proposed to be purchased by the Proposed Purchaser from all Shareholders and the denominator of which is the aggregate number of shares of the same class or series of securities as the Tag-Along Securities then issued and outstanding.  Such purchase shall be made at the highest price per share and on such other terms and conditions as the Proposed Purchaser has offered to purchase shares of the same class or series of shares as the Tag-Along Securities to be sold by the Disposing Shareholder or Shareholders.  Each Shareholder shall have 30 calendar days from the date of receipt of the Purchase Offer to accept such Purchase Offer, and the closing of such purchase shall occur within 30 calendar days after such acceptance or at such other time as such Shareholder and the Proposed Purchaser may agree.  The number of shares of the same class or series of shares as the Tag-Along Securities to be Transferred to the Proposed Purchaser by the Disposing Shareholder or Shareholders shall be reduced by the aggregate number of shares of the same class or series of securities as the Tag-Along Securities purchased by the Proposed Purchaser from the other Shareholders pursuant to the provisions of this Section 4.6(b).  In the event that a Transfer subject to this Section 4.6 is to be made to a Proposed Purchaser that is not a Shareholder, the Disposing Shareholder shall notify the Proposed Purchaser that the Transfer is subject to this Section 4.6 and shall ensure that no Transfer is consummated without the Proposed Purchaser first complying with this Section 4.6.  It shall be the responsibility of each Disposing Shareholder to determine whether any transaction to which it is a party is subject to this Section 4.6.

(c)                                  Any Transfer of Tag-Along Securities by a Disposing Shareholder to a Proposed Purchaser pursuant to this Section 4.6 shall be on the same terms and conditions (including, without limitation, price, time of payment and form of consideration) as to be paid to the Disposing Shareholder; provided that in order to be entitled to exercise its tag along right pursuant to this Section 4.6, each Disposing Shareholder must agree to make to the Proposed Purchaser representations, warranties, covenants, indemnities and agreements the same mutatis mutandis as those made by the Disposing Shareholder in connection with the relevant transaction (other than any non-competition or similar agreements or covenants that would bind the Disposing Shareholder or its Affiliates), and agree to the same conditions to the relevant transactions as the Disposing Shareholder agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Disposing Shareholder and each Shareholder that has accepted the Purchase Offer severally and not jointly and that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of such Shareholder as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, the aggregate amount of the liability of such Shareholder shall not exceed either (i) such Shareholder’s pro rata portion of any such liability to be determined in accordance with such Shareholder’s portion of the total number of Shares included in such Transfer or (ii) the proceeds to such Shareholder in connection with such Transfer.

(d)                                 Anything in this Agreement to the contrary notwithstanding, compliance by any Shareholder with any provision contained in Section 4.1 thereof shall not be deemed a waiver to comply with the terms and conditions of Section 4.6 hereof.  Such compliance by any Shareholder of Sections 4.1 and 4.6 hereof may be exercised concurrently.

Section 4.7  Drag Along.

(a)                                  Subject to Section 2.5, if Resolute Investors holding, in the aggregate, at least 50 percent (50%) of the Common Shares (the “Selling Shareholders”) agree to enter into a transaction which would result in the Transfer of all the Common Shares owned by the Selling Shareholders to a non-Affiliate third party (the “Drag-Along Buyer”), the Selling Shareholders may deliver written notice (a “Drag-Along Notice”) to each other Shareholder (the “Drag-Along Shareholders”), stating that such Selling Shareholders wish to exercise their rights under this Section 4.7 with respect to such Transfer, and setting forth the name and address of the Drag-Along Buyer, the number of Common Shares proposed to be Transferred, the proposed amount and form of the consideration, and all other material terms and conditions offered by the Drag-Along Buyer.

(b)                                 Upon delivery of a Drag-Along Notice, each Drag-Along Shareholder shall be required to Transfer all, but not less than all, of its Common Shares, upon the same terms and conditions (including, without limitation, as to price, time of payment and form of consideration) as agreed by the Selling Shareholders and the Drag-Along Buyer, and shall make to the Drag-Along Buyer representations, warranties, covenants, indemnities and agreements comparable to those made by the Selling Shareholders in connection with the Transfer (other than any non-competition or similar agreements or covenants that would bind the Drag-Along Shareholder or its Affiliates), and shall agree to the same conditions to the Transfer as the Selling Shareholders agree, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by each Selling Shareholder and each Drag-Along Shareholder severally and not jointly and that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Drag-Along Shareholder as to the unencumbered title to its Common Shares and the power, authority and legal right to Transfer such Common Shares, the aggregate amount of the liability of the Drag-Along Shareholder shall not exceed either (i) such Drag-Along Shareholder’s pro rata portion of any such liability, to be determined in accordance with such Drag-Along Shareholder’s portion of the total number of Common Shares included in such Transfer or (ii) the proceeds to such Drag-Along Shareholder in connection with such Transfer.

(c)                                  In the event that any such Transfer is structured as a merger, amalgamation, consolidation, or similar business combination, each Drag-Along Shareholder agrees to (i) vote in favor of the transaction, (ii) take such other action as may be required to effect such transaction (subject to Section 4.7(b)) and (iii) take all action to waive any dissenters, appraisal or other similar rights with respect thereto.

(d)                                 If any Shareholder fails to vote its Voting Shares or to provide a written consent in accordance with the terms of Section 4.7 (each such Shareholder, a “Breaching Drag-Along Shareholder”), the Shareholders and the Company shall take such action as is necessary in accordance with the Bye-laws of the Company and Bermuda law to convene a general meeting or to circulate written resolutions, the purpose of which will be to propose for approval of the Shareholders such actions as are necessary in order to ensure compliance with the provisions of Section 4.7.

(e)                                  Solely for purposes of Section 4.7 and in order to secure the performance of each Shareholder’s obligations under Section 4.7, each Shareholder hereby: (i) appoints each Drag-Along Proxy Holder (as defined in Section 4.7(f)) acting severally: the attorney-in-fact of such Shareholder (with full power of substitution) for the purpose of signing written resolutions circulated pursuant to Section 4.7(d) on behalf of such Shareholder; and (ii) agrees on the date hereof to grant a proxy to each Proxy Holder in the form attached hereto as Exhibit for the purpose of voting the Voting Shares held by such Shareholder at a general meeting convened pursuant to Section 4.7(d).  Each Shareholder acknowledges and agrees that the power of attorney granted by such Shareholder pursuant to this Section 4.7(d) is coupled with an interest and is irrevocable, and that the proxy to be granted pursuant to this Section 4.7(d) shall be coupled with an interest and shall be irrevocable.

(f)                                    For purposes of Section 4.7, each “Drag-Along Proxy Holder” shall be an individual nominated for this purpose by any Selling Shareholder.

(g)                                 Each Shareholder agrees to take such further action and to execute such other instruments as may be necessary to effect the appointment of attorneys-in-fact and proxies pursuant to this Section 4.7, and each Drag-Along Breaching Shareholder hereby revokes any power of attorney or proxy previously granted by it with respect to the matters set forth in Section 4.7 for purposes of, respectively, any written resolutions circulated or any general meeting convened pursuant to Section 4.7(d).  Notwithstanding the foregoing, the power of attorney and the proxy granted pursuant to this Section 4.7 shall terminate upon the termination of Article IV in accordance with its terms.

Section 4.8  Legally Binding Obligation; Power of Attorney; Personal Rights.  The making of a written offer, giving or failing to give written notice within the stated period, accepting an offer or making a decision or election, in each case as provided in Section 4.1 or 5.2, shall create a legally binding obligation to buy or sell, or an obligation not to buy or sell, as the case may be, the subject Shares as provided in such Section 4.1 or 4.2.

ARTICLE V

Registration Rights

Section 5.1  Shelf Registration.

(a)                                  Filing.  As promptly as practicable following a demand by any Resolute Investor or Goldman Investor made pursuant to Section 5.2 the Company shall file with the SEC a Shelf

Registration Statement relating to the offer and sale of Registrable Securities by any Holder thereof from time to time in accordance with the methods of distribution elected by such Holder and set forth in the Shelf Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act.  If, on the date of any such demand, the Company does not qualify to file a Shelf Registration Statement, then the provisions of Section 5.2 shall apply instead.

(b)                                 Continued Effectiveness.  The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) 180 days from the date of effectiveness of the Shelf Registration Statement, provided that this period shall be extended for the number of days that a Shelf Suspension was effected, (ii) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (iii) the date as of which each of the Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 under the Securities Act without volume limitations or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).  Subject to Section 5.1(c), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c)                                  Suspension of Registration.  If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving at least 10 days’ prior written notice of such action to the holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than one time during any 12-month period, or (ii) for a period exceeding 30 days on any one occasion.  In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above.  The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may request.  The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may be requested by the Holders of a majority of the Registrable Securities then outstanding.

(d)                                 Underwritten Offering.  If the Holders of not less than a majority of any Registrable Securities included in any offering pursuant to such Shelf Registration Statement so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Shelf Registration Statement for such purpose.  The Holders of a majority of such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

Section 5.2  Demand Registrations

(a)                                  Demand by Holders.  Any of the Resolute Investors and/or any of the Goldman Investors may make a written request, at any time on or after the initial Public Offering, to the Company for Registration of Registrable Securities held by such Holders and any other Holders of Registrable Securities.  Any such requested Registration shall hereinafter be referred to as a “Demand Registration.”  Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof.  Within 30 days of a request for a Demand Registration, the Company shall file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its commercially reasonable best efforts to cause such Demand Registration Statement to promptly (but in any event within 90 days of receipt of the written request for a Demand Registration) be declared effective under (i) the Securities Act and (ii) the “Blue Sky” laws of such jurisdictions as any Holder of Registrable Securities being registered under such Registration or any underwriter, if any, requests.

(b)                                 Limitation on Demand Registration.  The Company shall not be obligated to file a Demand Registration Statement under this Section 5.2 or a Shelf Registration Statement under Section 5.1:

(i)                                     with regard to more than three requests by the Goldman Investors, two of which may be demands for a Shelf Registration under Section 5.1;

(ii)                                  with regard to more than two requests by the Resolute Investors; or

(iii)                               unless the aggregate purchase price of the Registrable Securities to be included in the requested registration (other than a Shelf Registration) (determined by reference to the offering price on the cover of the registration statement proposed to be filed) is greater than $35 million.

(c)                                  Demand Withdrawal.  A Holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement.  Upon receipt of notices from all Holders to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and such Registration nonetheless shall be deemed a Demand Registration (charged against the initiating Holder(s)) for purposes of Section 5.2(b) unless (i) the withdrawing Holders shall have paid or reimbursed the Company for their pro rata portion of all of the reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the Registration of such withdrawn Registrable Securities or (ii) the withdrawal is made following the occurrence of a Material Adverse Change or having been notified that the Registration would require the Company to make an Adverse Disclosure.

(d)                                 Effective Registration.  A Registration request pursuant to Section 5.2(a) shall not be deemed a Demand Registration if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold) or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”).  No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.

(e)                                  Demand Notice.  Promptly upon receipt of any request for a Demand Registration pursuant to Section 5.2(a) (but in no event more than 5 Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders of Registrable Securities, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 Business Days after the date that the Demand Notice has been delivered.  All requests made pursuant to this Section 5.2(e) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(f)                                    Preemption.  If not more than 30 days prior to receipt of any request for a Demand Registration pursuant to Section 5.2(a) the Company shall have (i) circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of the Company, (ii) solicited bids for a primary offering of Common Shares, or (iii) otherwise reached an understanding with an underwriter with respect to a primary offering of Common Shares, the Company may preempt the Demand Registration with such primary offering by delivering written notice of such intention (the “Preemption Notice”) to the Holders making a request for a Demand Registration within five days after the Company has received the request.  The period of preemption may be up to 45 days following the date of the Preemption Notice.  Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to preempt a Demand Registration pursuant to this Section 5.2(f) more than once during any 12-month period.

(g)                                 Delay in Filing; Suspension of Registration.  If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than once during any 12-month period, or (ii) for a period exceeding 30 days on any one occasion.  In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above.  The Company shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may request.  The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may be requested by the Holders of a majority of the Registrable Securities that are included in such Demand Registration Statement.

(h)                                 Underwritten Offering.  If the Holders of not less than a majority of the Registrable Securities requesting a Demand Registration so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering.  The Holders of a majority of such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

(i)                                     Priority of Securities Registered Pursuant to Demand Registrations.  If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Holders of a majority of the Registrable Securities included therein), advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the Company will include in such registration, (i) first, the number of Registrable Securities requested by each Holder seeking Demand Registration such that, in the opinion of such managing underwriter, can be sold, such amount to be allocated among each Holder seeking Demand Registration pro rata on the basis of the respective number of Registrable Securities then held by such Holder, (ii) second, the number of Registrable Securities requested by the other Holders of Registrable Securities to be included in such registration that, in the opinion of such managing underwriter, can be sold, such amount to be allocated among all such Holders of Registrable Securities pro rata on the basis of the respective number of Registrable Securities then held by each such Holder, and (iii) third, the securities the Company proposes to sell.  To the extent that Registrable Securities so requested to be registered are excluded from the offering, then the Holder of such Registrable Securities that initiated such request for a Demand Registration shall have the right to one additional Demand Registration under this Section 5.2.

Section 5.3  Piggyback Registration.

(a)                                  Participation.  If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 5.2, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than 30 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all Holders of Registrable Securities, and such notice shall offer the Holders of such Registrable Securities the opportunity to Register under such Registration Statement such number of

Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”).  Subject to Section 5.3(b), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 15 days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders of Registrable Securities entitled to request that such Registration be effected as a Demand Registration under Section 5.2, and (ii) in the case of a determination to delay registering, in the absence of a request for a Demand Registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.  If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 5.3(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering.  If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 5.3(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis.  Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Registration.

(b)                                 Priority of Piggyback Registration.  If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company or (subject to Section 5.5) any Person (other than a Holder of Registrable Securities) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities requested to be included therein then held by each such Holder and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c)                                  No Effect on Demand Registrations.  No Registration of Registrable Securities effected pursuant to a request under this Section 5.3 shall be deemed to have been effected pursuant to Section 5.2 or shall relieve the Company of its obligations under Section 5.2.

Section 5.4  Registration Procedures.

(a)                                  In connection with the Company’s Registration obligations under Sections 5.2 and 5.3, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as possible, and in connection therewith the Company shall:

(i)                                     prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel and (y) except in the case of a Registration under Section 5.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Holders of a majority of Registrable Securities covered by such Registration Statement or the underwriters, if any, shall object;

(ii)                                  as soon as possible (in the case of a Demand Registration, no later than 30 days after a request for a Demand Registration) file with the SEC, and if appropriate, with the Registrar of Companies in Bermuda, a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act;

(iii)                               prepare and file with the SEC, and if appropriate, with the Registrar of Companies in Bermuda, such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) requested by the Holders of a majority of participating Registrable Securities, (y) requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv)                              notify the participating Holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct and in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)                                 promptly notify each selling Holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi)                              use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vii)                           promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii)                        furnish to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix)                                deliver to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter may request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter may request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(x)                                   on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel request in writing and do any and all other acts or things necessary or advisable to keep such registration or qualification in effect for such period as required by Section 5.2(d), provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi)                                co-operate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

(xii)                             use its reasonable best efforts to (A) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, (B) keep such registration or qualification in effect for so long as such registration statement remains in effect, and (C) take any and all other actions which may be necessary or advisable to enable each selling Holders of Registrable Securities and each underwriter to consummate the disposition in such jurisdictions of the securities to be sold by such Holder or underwriter, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 5.4(a)(xii), be obligated to be so qualified;

(xiii)                          deliver promptly to counsel to the Holders of Registrable Securities and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to such Registration Statement;

(xiv)                         not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xv)                            make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xvi)                         enter into and perform its obligations under such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Holders of at least a majority of any Registrable Securities being sold or the managing underwriter or underwriters, if any, request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvii)                      obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xviii)                   in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xix)                           cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD or any securities exchange on which such Registrable Securities are traded or will be traded;

(xx)                              cooperate with the selling Holders of Registrable Securities and the underwriter to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities at least five business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(xxi)                           to the extent required by the rules and regulations of the NASD, retain a Qualified Independent Underwriter (as such term is defined in Schedule E to the By-Laws of the NASD), which shall be acceptable to the Holders of a majority of Registrable Securities;

(xxii)                        use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xxiii)                     provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxiv)                    use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

(xxv)                       make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the majority of the Holders of Registrable Securities covered by the applicable Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, however, that any such Person gaining access to information regarding the Company pursuant to this Section 5.4(a)(xxv) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known without a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

(xxvi)                    in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b)                                 The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time request in writing.  Each Holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)                                  Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.4(a)(v), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.  In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 5.4(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(d)                                 If any such Registration Statement or comparable statement under “Blue Sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “Blue Sky” or securities law then in force, the deletion of the reference to such Holder.

(e)                                  Holders may seek to register different types of Registrable Securities simultaneously and the Company shall use its reasonable best efforts to effect such Registration and sale in accordance with the intended method or methods of disposition specified by such Holders.

Section 5.5  Underwritten Offerings.

(a)                                  Demand Registrations.  If requested by the underwriters for any Underwritten Offering requested by Holders of Registrable Securities pursuant to a Demand Registration under Section 5.1  or 5.2, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Holders of a majority of the Registrable Securities to be included in such underwriting, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 5.3.  The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof.  Such Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities.  Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(b)                                 Piggyback Registrations.  If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 5.3 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder of Registrable Securities pursuant to Section 5.3 and subject to the provisions of Section 5.3(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration.  The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities.  Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(c)                                  Participation in Underwritten Registrations.  Subject to the provisions of Section 5.5(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d)                                 Price and Underwriting Discounts.  In the case of an Underwritten Offering under Section 5.2, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Holders of a majority of the Registrable Securities included in the Underwritten Offering.  In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the registration pursuant to Section 5.2 or 5.4 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

Section 5.6  Registration Expenses.  All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the NASD, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws and determination of the eligibility of the Registrable Securities for investment under the laws of the various jurisdictions, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of one law firm or other counsel selected by the Holders of a majority of the Registrable Securities being registered, (ix) all fees and expenses of accountants selected by the Holders of a majority of the Registrable Securities being registered, (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xii) fees and expenses of a Qualified Independent Underwriter (as such term is defined in Schedule E to the By-Laws of the NASD) and its counsel, if any, (xiii) all fees and disbursements of the underwriters (other than underwriting discounts and commissions), (xiv) all transfer taxes and (xv) all expenses incurred in connection with promotional efforts or “roadshows”.  All such expenses are referred to herein as “Registration Expenses”.

Section 5.7  Indemnification.

(a)                                  Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon

(i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto or (iv) any registration or qualification of securities under “Blue Sky” laws; provided, however, that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof.  This indemnity shall be in addition to any liability the Company may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder.  The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)                                 Indemnification by the Selling Holder of Registrable Securities.  Each selling Holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim.  In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation.  The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim, jointly with any other indemnifying party, with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person).  If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party.  No indemnifying party shall consent to entry of any judgment or enter into any settlement unless such judgment or settlement (A) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation, (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (C) does not require any action other than the payment of money by the indemnifying party.  If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)                                 Contribution.  If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 5.7 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations.  In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 5.7(a) and 5.7(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5.7(d), in connection with any Registration Statement filed by the Company, a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation.  If indemnification is available under this Section 5.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5.7(a) and 5.7(b) hereof without regard to the provisions of this Section 5.7(d).  The remedies provided for in this Section 5.7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 5.8  Rules 144 and 144A and Regulation S.  The Company covenants that, at its own expense, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as any Holder of Registrable Securities may request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder (i) a written statement as to whether it has complied with such requirements and, if not, the specifics thereof (and such Holder shall be entitled to rely upon the accuracy of such written statement), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as such Holder may request in order to avail itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

Section 5.9  Adjustments.  The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holders to include any Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.  The Company agrees that it will take all steps necessary to effect, and the Shareholders shall take all Necessary Action to effect, a combination or subdivision of shares if in the judgment of the majority of the selling Holders of Registrable Securities or the underwriters such combination or subdivision would enhance the marketability of the Registrable Securities.

Section 5.10  Other Provisions Regarding Registration Rights.

(a)                                  Except as provided in this Agreement as it may be amended from time to time in accordance with the express terms hereof, and until the consummation of an initial Public Offering, the Company will not grant to any Person the right to request that the Company register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, other than pursuant to the Management and Consultant Subscription Agreements or Restricted Share Plan.

(b)                                 Notwithstanding anything to the contrary in any previous agreement or security, the Company shall have no obligations to any Shareholder with respect to the registration of any Shares, except as provided in this Agreement.

Section 5.11  Holdback Agreement.  If the Company at any time shall register Registrable Securities (including any registration pursuant to terms hereof) for sale to the public, the Shareholders shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Registrable Securities (other than those Common Shares included in such registration pursuant to Article V) without the prior written consent of the Company, for a period designated by the Company in writing to the Shareholders, which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such Public Offering shall be made and shall not last more than (i) 180 days after the effective date of the Company’s initial public offering, and (ii) 90 days after the effective date of any other registration statement.  The Company shall obtain the agreement of any person permitted to sell shares in a registration to be bound by and to comply with this Section 5.11 as if such person was a Shareholder hereunder.

ARTICLE VI

Distributions

If, as a result of a Change of Control or a public offering of the capital shares or capital stock of any Subsidiary of the Company, the Company holds any issued and outstanding Marketable Securities, the Company shall distribute such Marketable Securities to the Shareholders simultaneously within 10 business days of any such Change of Control or within 10 business days of any such public offering, in each case subject to any “lock-up” agreement imposed by any third party on all Shareholders entitled to receive such Marketable Securities in connection with such Change of Control transaction or public offering, as applicable.  Any distribution consisting of both cash and Marketable Securities shall be made or received, as applicable and to the extent practicable, in equal proportions of cash and such Marketable

Securities as to each Shareholder receiving such distribution.  Cash distribution shall be made by wire transfer of immediately available funds to the account specified by such Shareholder in writing to the Board of Directors.

ARTICLE VII

Tax Matters

Section 7.1  Elections.

(a)                                  It is the intention of the parties hereto that, for U.S. federal tax purposes, the Company be classified as a partnership, and each of Bermuda 2, Bermuda 3 and Luxco 1 be classified as disregarded as an entity separate from its single owner.  The Shareholders shall cause the Company to make, and the Company shall make, an election under Treasury Regulation section 301.7701-3 to be classified as a partnership for U.S. federal tax purposes effective as of the date of this Agreement.  The Shareholders and the Company shall cause each of Bermuda 2, Bermuda 3 and Luxco 1 to make an election under Treasury Regulation section 301.7701-3 to be classified as an entity separate from its single owner for U.S. federal tax purposes effective as of the date of this Agreement.  Neither the Company nor any Shareholder shall make or take, or shall cause or permit the Company, Bermuda 2, Bermuda 3 or Luxco 1 to make or take, an election under Section 7701 of the Code or any other action that would cause the Company, Bermuda 2, Bermuda 3 or Luxco 1  to be treated as a corporation for U.S. federal tax purposes.  The Shareholders and the Company shall, and shall cause the Company, Bermuda 2, Bermuda 3 and Luxco 1 to, file or cause to be filed all tax returns, reports and other forms in a manner consistent with, and not take any action inconsistent with, the classification of the Company as a partnership and each of Bermuda 2, Bermuda 3 and Luxco 1 as disregarded as an entity separate from its single owner, for U.S. federal tax purposes.  Notwithstanding the foregoing, if the Company determines, based on advice of its counsel, that it is in the best interests of the Shareholders to cause Bermuda 3 to elect to be treated as a corporation for U.S. federal tax purposes, the Company shall cause such an election to be made for Bermuda 3.

(b)                                 The Company shall, and the Shareholders and the Company shall cause the Company, Luxco 1 and Luxco 1’s Subsidiaries to, use all commercially reasonable efforts, (i) in the case of each company or other entity that is wholly-owned directly or indirectly by Luxco 1 and is not an “eligible entity”(as defined in Treasury Regulations section 301.7701-3(a)), other than Sensus Metering Systems (Spain) SA, Sensus Metering Systems (Morocco)sa and Sensus Metering Systems (Belgium)sa, to convert such company or other entity, as promptly as is reasonable practicable after the date hereof, into an “eligible entity,” and (ii)  in the case of each company or other entity that is wholly-owned directly or indirectly by Luxco 1 and is an “eligible entity” (including each company or other entity that is converted into an “eligible entity”) other than Luxco 2 unless an election is made to treat Bermuda 3 as a corporation for U.S. federal tax purposes, to make an election under Treasury Regulation section 301.7701-3 for such company or other entity to be classified for U.S. federal tax purposes as an entity disregarded as separate from its owner effective as of one day after the date of this Agreement or, in the case of a company or other entity that is converted into an “eligible entity”, effective as of the earliest date after the date of this Agreement that is reasonably practicable.

(c)                                  The Shareholders and the Company shall, if permitted under Section 338 of the Code, cause Luxco 1 and Luxco 1’s Subsidiaries (as applicable) to make an election under Section 338 of the Code with respect to the acquisition of each company or other entity that is classified as a corporation for U.S. federal tax purposes and is acquired directly or indirectly by Luxco 1.

(d)                                 At the request of any Shareholder, the Company shall make an election under Section 754 of the Code.

Section 7.2  Luxco 2 Borrowing.  The parties hereto intend that Luxco 2 shall, and the parties hereto shall use all commercially reasonable efforts to enable and cause Luxco 2 to, borrow at least US$30,000,000 under one or more term loans made to Luxco 2 by related parties and/or unrelated parties.

Section 7.3  Tax Covenants.  (a) Notwithstanding anything herein to the contrary, the Company shall use reasonable best efforts to not, and to not cause or permit Bermuda 2,  Bermuda 3 or Luxco 1 to:

(i)                                     engage in any activity, enter into any transaction or take any other action, which would result in the incurrence of any “unrelated business taxable income” within the meaning of Section 512 and Section 514 of the Code by any Shareholder, or any direct or indirect owner of equity interests in any Shareholder, that is exempt from U.S. federal income taxation under Section 501 of the Code;

(ii)                                  engage in any activity, enter into any transaction or take any other action that would result in the Company, Bermuda 2, Bermuda 3 or Luxco 1 being engaged, or deemed to be engaged, in a trade or business in the United States for U.S. federal income tax purposes, including for purposes of Section 864, 875, 882, 884 or 1446 of the Code, or otherwise being subject to net income tax in the United States; or

(iii)                               purchase directly any “United States real property interest”, including any interest (other than an interest solely as a creditor) in a “United States real property holding corporation”, each as defined in Section 897 of the Code and the Treasury Regulations promulgated thereunder.

(b)                                 The parties hereto shall use, and shall cause Bermuda 3 and its Subsidiaries to use, all commercially reasonable efforts to minimize, except to the extent the Shareholders receive distributions of cash from the Company in an amount at least equal to the aggregate tax liability of each Shareholder and its direct and indirect beneficial owners attributable to such income, the extent to which Bermuda 3 and its Subsidiaries generate (i) “subpart F income” within the meaning of Section 952(a) of the Code, (ii) a current income inclusion to any Shareholder, or any direct indirect beneficial owner of equity interests in any Shareholder, determined under Section 956 of the Code, or (iii) any other income that would give rise to a current income inclusion to any Shareholder or any direct or indirect owner of equity interests in any Shareholder under U.S. tax laws and regulations prior to the actual receipt of a distribution of cash or other property by such Shareholder. The parties hereto agree:

(i)                                     to the extent that Bermuda 3 or any of its Subsidiaries (each of Bermuda 3 and its Subsidiaries, a “European Affiliate”) has cash available to repay indebtedness, before such European Affiliate makes any loan to any Subsidiary of the Company that is a “United States person” within the meaning of Section 7701 of the Code (a “U.S. Subsidiary”) or makes any prepayment of a loan under the Credit Agreement that would be treated under the Credit Agreement as a repayment of a loan to a U.S. Subsidiary, such European Affiliate shall apply that cash to fully repay (A) indebtedness owed by any European Affiliate to any U.S. Subsidiary or (B) the borrowing referred to in Section 7.2, provided, however, that if the Chief Financial Officer reasonably determines in his sole discretion that, because of the cash requirements of the U.S. Subsidiaries and the inability to satisfy all or a portion of such cash requirements from operations of the U.S. Subsidiaries or borrowings by the U.S. Subsidiaries under the Credit Agreement, any credit facility that replaces the Credit Agreement, or any other source of funds that are readily available on terms no less favorable than under the Credit Agreement, it is in the best interests of the Company for a European Affiliate to make a loan to a U.S. Subsidiary, this Section 7.3(b) does not prohibit such European Affiliate from making a loan to a U.S. Subsidiary before the borrowing referred to in Section 7.2 has been fully repaid;

(ii)                                  this Section 7.3(b) shall not require any action that would violate the Credit Agreement or the Indenture, each as in effect on the date hereof, or the terms of any Permitted Indebtedness, and shall not require the Company or any of its Subsidiaries to request an amendment to the Credit Agreement or the Indenture or the terms of any Permitted Indebtedness; and

(iii)                               this Section 7.3(b) shall not prohibit the making of any loan by a European Affiliate to a U.S. Subsidiary if (A) the indebtedness described in Section 7.2 has been fully repaid, (B) no European Affiliate has any other outstanding indebtedness (other than trade indebtedness) to a third-party lender, and (C) there is no indebtedness owed by any European Affiliate to a U.S. Subsidiary.

(c)                                  The Company will timely provide each Shareholder with all information reasonably available to the Company, Bermuda 3, or any Subsidiary of Bermuda 3 as is reasonably requested by such Shareholder to prepare accurately all tax returns required to be filed by such Shareholder or any direct or indirect owner of equity interests in any Shareholder and to comply with any reporting requirement imposed as a result of its investment in the Company, including as a result of Bermuda 3 or any Subsidiary of Bermuda 3 being a controlled foreign corporation for U.S. federal income tax purposes.

Section 7.4  Tax Matters Partner.  Any person from time to time designated by the Board of Directors (with such person’s consent) shall be the “tax matters partners” under Section 6231 of the Code (the “Tax Matters Shareholder”), whom initially shall be The Resolute SIE, L.P., and shall be authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and other expenses reasonably incurred in connection therewith.  Each Shareholder agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably

requested by the Company with respect to the conduct of such proceedings.    The Tax Matters Shareholder shall keep all Shareholders fully informed of the progress of any such examinations, audits or other proceedings, and each Shareholder shall have the right to participate in any such examinations, audits or proceedings (at such Shareholder’s own expense).  Notwithstanding the foregoing, (i) the Tax Matters Shareholder shall not settle, concede or compromise any issue in any such examinations, audits or other proceedings without first obtaining the approval of the Board of Directors and (ii) in no event shall the Tax Matters Shareholder enter into any agreement or other arrangement with a taxing authority that could bind any Shareholder unless the Tax Matters Shareholder has first received the written consent of the affected Shareholder.

Tax Allocations.  For purposes of Section 704(b) of the Code and the regulations thereunder, all income, gains, losses, deductions and credits of the Company shall be allocated among the Shareholders in a manner that appropriately reflects each Shareholder’s right to receive distributions with respect to all Series A Preference Shares, Common Shares and shares of any other class of shares issued by the Company that are held by such Shareholder.

ARTICLE VIII

Representations and Warranties

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

Section 8.1  Existence; Authority; Enforceability.  Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

Section 8.2  Absence of Conflicts.  The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any law applicable to such party.

Section 8.3  Consents.  Other than any consents which have already been obtained or consents required by the Bermuda Monetary Authority prior to the issuance or transfer of any Shares of the Company (other than in connection with the issuance of Shares to the Resolute Investors and the Goldman Investors), no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE IX

Miscellaneous

Section 9.1  Independent Auditors; Books and Records; Inspection.

(a)                                  The books of account and records of the Company shall be audited as of the end of each fiscal year by a firm of independent public accountants appointed by the shareholders.

(b)                                 The books and records of the Company shall be available for inspection by the Shareholders at the principal office and place of business of the Company.

(c)                                  The Company shall furnish to each Shareholder the following financial statements and such other information and such as may be reasonably requested by a Shareholder or by law:

(i)                                     as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company (except for the quarterly fiscal periods ending on or prior to June 30, 2004 in which case financial statements shall be furnished within 60 days after the end of each such quarterly fiscal period), consolidated primary financial statements, consisting of statements of operations, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period (together with, in each case, supplemental financial information including, among other things, sales, cost of goods sold and gross profit segmented by product category, setting forth in each case in comparative form the corresponding consolidated (and segmented) figures for the respective period during the prior fiscal year beginning with June 30, 2005 (except that, in the case of consolidated balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state (A) that said consolidated primary financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries, in each case in accordance with GAAP (except for the omission of footnotes), as at the end of, and for, such period (subject to normal year-end audit adjustments) and (B) said supplemental information fairly presents the information set forth therein as at the end of, and for, such period (subject to normal year-end audit adjustments);

(ii)                                  as soon as available and in any event within 90 days after the end of each fiscal year of the Company and its Subsidiaries (except for the fiscal year ended March 31, 2004 in which case financial statements shall be furnished within 105 days after the end of such fiscal year) , consolidated primary financial statements, consisting of statements of operations, retained earnings and cash flows for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year (together with, in each case, supplemental financial information including, among other things, sales, costs of goods sold and gross profit segmented by product category), setting forth in each case in comparative form the corresponding consolidated (and segmented) figures for the respective period during the prior fiscal year beginning March 31, 2006 (except that, in the case of consolidated balance sheets, such comparison shall be to the last day of the prior fiscal year), and accompanied (A) in the case of said consolidated primary financial statements of the Company and its Subsidiaries, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Company and its subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and (B) in the case of said supplemental information, by a certificate of a senior financial officer of the Company, which certificate shall state that said supplemental information fairly presents the information set forth therein as at the end of, and for, such fiscal year; and

(iii)                               copies of any proxy statements, financial statements and other reports as the Company shall send or make available generally to its shareholders, and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or Form 701 or a similar form) that the Company may file with the SEC or with any securities exchange.

Section 9.2  Waiver by Shareholders.  The rights and obligations contained in this Agreement are in addition to the relevant provisions of the organizational documents of the Company in force from time to time and shall be construed to comply with such provisions.  To the extent that this Agreement is determined to be in contravention of the organizational documents of the Company, this Agreement shall constitute a waiver by each Shareholder, to the fullest extent permissible under applicable laws, of any right such Shareholder may have pursuant to the organizational documents of the Company that is inconsistent with this Agreement.

Section 9.3  Freedom to Pursue Opportunities.  The parties expressly acknowledge and agree that:  (i) Each Resolute Investor, Resolute Director, Goldman Investor, and Goldman Director has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or its Subsidiaries, including those deemed to be competing with the Company or its Subsidiaries; and (ii) in the event that a Resolute Investor, Resolute Director, Goldman Investor, or Goldman Director acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company or its Subsidiaries and such Shareholder, director or any other Person, the Shareholder or director, as applicable, shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or its Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its Subsidiaries or their respective Affiliates or shareholders for breach of any duty (contractual or otherwise) by reason of the fact that such Shareholder or director, as applicable, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company or its Subsidiaries.

Section 9.4  Indemnification.  (a)  To the fullest extent permitted by law, none of the Shareholders, their respective Affiliates, nor any of their respective partners, officers, members, shareholders, directors, employees, agents, consultants, legal or other advisors nor the members of the Board of Directors (each, an “Indemnified Party”), shall be liable to the Company or to any Shareholder for (i) any act or omission taken or suffered by such Indemnified Party in connection with the conduct of the affairs of the Company or otherwise in connection with this Agreement or the matters contemplated herein, unless such act or omission resulted from fraud, willful misconduct, gross negligence or a willful breach of this Agreement by such Indemnified Party or (ii) any mistake, negligence, dishonesty or bad faith of any broker or other agent of the Company unless such Indemnified Party was responsible for the selection or monitoring of such broker or agent and acted in such capacity with gross negligence.

(b)                                 The Board of Directors may consult with legal counsel and accountants selected by it and any act or omission suffered or taken by it on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel or accountants shall be full justification for any such act or omission, and the Board of Directors shall be fully protected in so acting or omitting to act; provided that such counsel or accountants were selected in good faith with reasonable care.

(c)                                  No Shareholder shall have any personal liability whatsoever solely by reason of its status as a Shareholder, whether to the Company, to any of the Shareholders or to the creditors of the Company, including, without limitation, for the debts, liabilities, contracts or other obligations of the Company or for any losses of the Company other than any liability with respect to Shares held by such Shareholder to the extent such Shares are not fully paid.

(d)                                 To the fullest extent permitted by law, the Company shall indemnify and save harmless each Indemnified Party from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the affairs of the Company, including acting as a director or the equivalent of the Company, or the performance by such Indemnified Party of any of the Board of Directors responsibilities hereunder or otherwise in connection with the matters contemplated herein; provided that:

(i)                                     each Indemnified Party shall be entitled to indemnification hereunder only to the extent that such Indemnified Party’s conduct did not constitute fraud, willful misconduct, gross negligence, dishonesty or a willful breach of this Agreement; and

(ii)                                  the Company’s obligations hereunder shall not apply with respect to (A) expenses that an Indemnified Party has agreed to bear or (B) economic losses or tax obligations incurred by an Indemnified Party as a result of such Indemnified Party’s owning Shares other than such tax obligations incurred by an Indemnified Party as a result of a breach by the Company of a provision in Article VII.

(e)                                  The satisfaction of any indemnification and any saving harmless pursuant to this Section 9.4(e) shall be from and limited to the Company’s assets, and no Shareholder shall have any personal liability on account thereof.

(f)                                    Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnified Party to repay such amount to the extent that it shall be determined ultimately that such Indemnified Party is not entitled to be indemnified hereunder.  No advances shall be made by the Company pursuant to this Section 9.4(f) without the prior consent of the Board of Directors, which consent shall not be unreasonably withheld.

(g)                                 The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Party may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Party’s successors, assigns and legal representatives.

(h)                                 Any Indemnified Party shall be deemed to be a creditor of the Company.

Section 9.5  Publicity and Confidentiality.  Each Shareholder shall keep confidential this Agreement and the transactions contemplated hereby and shall not disclose, issue any press release or otherwise make any public statement in connection therewith without the prior written consent of each other Shareholder (not to be unreasonably withheld) unless so required by applicable law or any governmental authority; provided that no such written consent shall be required (and each Shareholder shall be free to release such information) for disclosures to each Shareholder’s partners, members, advisors, employees, agents, accountants or attorneys, so long as such persons agree to keep such information confidential.

Section 9.6  Acknowledgment.  Each Shareholder acknowledges and agrees that the provisions of this Agreement have been reviewed and are understood by such Shareholder, and expresses the will and intention of such Shareholder and agrees not to take any action to frustrate the purposes and provisions of this Agreement.

Section 9.7  Successors and Assigns; Benefit.  Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto.  No Shareholder may Transfer any of its rights hereunder to any Person other than in accordance with this Agreement.  The Company may not assign any of its rights hereunder other than by operation of law.  If any transferee of any Shareholder shall acquire any Shares, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however that the rights of the Goldman Investors set forth in Article II shall be transferable only to Permitted Transferees.  There shall be no third-party beneficiaries to this Agreement other than the indemnities under Section 5.7.

Section 9.8  Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.9  Amendment and Modification; Waiver of Compliance; Conflicts.

(a)                                  This Agreement may be amended only by a written instrument duly executed by Shareholders holding greater than 50.1% of the Common Shares; provided, however, that no amendment or waiver of any provision or term of this Agreement shall be made that would prejudice the rights or privileges of the Goldman Investors unless a Majority in Interest of the Goldman Investors approve in writing such amendment or waiver.

(b)                                 Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 9.10  Notices.  Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile (with such facsimile confirmed promptly in writing sent by certified or registered mail, return receipt requested), or first class mail, or by Federal Express, United Parcel Service or other similar courier or other similar means of communication, as follows:

(i)                                     If to the Company, addressed to the Company c/o The Jordan Company, L.P., 48th Floor, 767 Fifth Avenue, New York, New York 10153; Attention:  Jonathan F. Boucher; with a copy to James B. Carlson, Mayer, Brown, Rowe & Maw LLP; 1675 Broadway, New York, New York 10019;

(ii)                                  If to any Resolute Investor, addressed to the Company or to such Resolute Investor c/o The Resolute Fund Partners, LLC, 48th Floor, 767 Fifth Avenue, New York, New York 10153; Attention:  Jonathan F. Boucher; with a copy to James B. Carlson, Mayer, Brown, Rowe & Maw LLP; 1675 Broadway, New York, New York 10019;

(iii)                               If to any Goldman Investor, addressed to such Goldman Investor, c/o Goldman Sachs & Co., 85 Broad Street, New York, NY 10004; Attention:  Douglas Londal; with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004; Attention:  Warren S. de Wied, Esq.;

(iv)                              If to a Shareholder other than the Resolute Investors, or Goldman, to the address of such Shareholder set forth in the share register of the Company;

or, in each case, to such other address or facsimile number as such party may designate in writing to each Shareholder and the Company by written notice given in the manner specified herein.

All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail.

Section 9.11  Expenses.

(a)                                  Expenses.  The Company shall be responsible for payment of all reasonable out-of-pocket expenses incurred by the Resolute Investors and the Goldman Investors in connection with the consummation of the transactions contemplated by this Agreement (including the reasonable and documented fees and expenses of attorneys and accountants) and all of the reasonable and documented expenses of attorneys and other advisors in connection with any transaction or proposed transaction relating to this Agreement arising after the date hereof pursuant to which the rights of the Goldman Investors may be affected adversely relative to the other Shareholders or if there otherwise is a conflict of interest between the Goldman Investors and the Company or the Resolute Investors, as applicable.

(b)                                 Other Payments.  Notwithstanding anything in this Agreement to the contrary, the Goldman Investors shall receive their proportionate share (based on the relative Share ownership of the Goldman Investors and the Resolute Investors) of any assets paid to or received by any Resolute Investor or any Affiliate, thereof (other than the Company and its Subsidiaries) in connection with a judgment, compromise or settlement of a claim asserted by or on behalf of the Company or any of its Subsidiaries in connection with the Purchase Agreement.

Section 9.12  Entire Agreement.  The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated thereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter.  The Company represents to the Shareholders that the rights granted to the Shareholders hereunder do not in any way conflict with and are not inconsistent with the rights granted or obligations accepted under any other agreement (including the Bye-Laws) to which the Company is a party.

Section 9.13  Inspection.  For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Shareholder at the principal executive offices of the Company.

Section 9.14  Recapitalizations, Exchanges, Etc., Affecting the Common Shares; New Issuances.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Shares and the Series A Preference Shares and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, amalgamation, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any share dividends, bonus issues, splits, reverse splits, combinations, subdivisions, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 9.15  LITIGATION.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A NEW YORK FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE SOUTHERN DISTRICT OF NEW YORK, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.16  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*       *       *

IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written:

SENSUS METERING SYSTEMS (BERMUDA 1) LTD.

By:
	Name:	Jonathan F. Boucher
	Title:	President

Shareholders Agreement

THE RESOLUTE SIE, L.P.

By:	Resolute Fund Partners, LLC, its General Partner

By:
Name: Jonathan F. Boucher
Title: Authorized Member

THE RESOLUTE FUND NETHERLANDS PV I, L.P.

By:	Resolute Fund Partners, LLC, its General Partner

By:
Name: Jonathan F. Boucher
Title: Authorized Member

THE RESOLUTE FUND NETHERLANDS PV II, L.P.

By:	Resolute Fund Partners, LLC, its General Partner

By:
Name: Jonathan F. Boucher
Title: Authorized Member

THE RESOLUTE FUND SINGAPORE PV, L.P.

By:	Resolute Fund Partners, LLC, its General Partner

By:
Name: Jonathan F. Boucher
Title: Authorized Member

THE RESOLUTE FUND NQP, L.P.

By:	Resolute Fund Partners, LLC,
its General Partner

By:
Name: Jonathan F. Boucher
Title: Authorized Member

GS CAPITAL PARTNERS 2000, L.P.

By:	GS Advisors 2000, L.L.C.,
its General Partner

By:
Name:
Title:

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

By:	GS Advisors 2000, L.L.C., its General Partner

By:
Name:
Title:

GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG

By:	Goldman Sachs Management GP GmbH, its General Partner

By:
Name:
Title:

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

By:	GS Employee Funds 2000 GP, L.L.C., its General Partner

By:
Name:
Title:

GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.

By:	GS Employee Funds 2000 GP, L.L.C., its General Partner

By:
Name:
Title:

EXHIBIT A

Shareholder Schedule

Shareholder	Class A Common Shares	Series A Preference Shares
The Resolute Fund SIE, L.P.	23,069,783.60	92,279.1344

The Resolute Fund Netherlands PV I, L.P.	1,088,625.20	4,354.5008

The Resolute Fund Netherlands PV II, L.P.	907,187.80	3,628.7512

The Resolute Fund NQP, L.P.	27,215.60	108.8624

The Resolute Fund Singapore PV, L.P.	907,187.80	3,628.7512

GS Capital Partners 2000, L.P.	6,965,049	27,861

GS Capital Partners 2000 Offshore, L.P.	2,530,830	10,123

GS Capital Partners 2000 GmbH & Co. Beteiligungs KG	291,123	1,164

GS Capital Partners 2000 Employee Fund, L.P.	2,212,998	8,852

Goldman Sachs Direct Investment Fund 2000, L.P.	1,000,000	4,000

EXHIBIT B

Form of Resolute Subscription Agreement

EXHIBIT C

Form of Goldman Subscription Agreement

EXHIBIT D

Form of Amended Bye-Laws of the Company

EXHIBIT E

Form of Management Consulting Agreement

EXHIBIT F

Form of Proxy